Exhibit 10

THE CONSOLIDATED EDISON, INC.

STOCK PURCHASE PLAN

As Amended and Restated Effective May 20, 2024

THE CONSOLIDATED EDISON, INC.

STOCK PURCHASE PLAN

PREAMBLE

The Stock Purchase Plan (“Plan”) provides a means for employees of Consolidated Edison, Inc. and its affiliated companies and members of the board of directors of Consolidated Edison, Inc. to purchase shares of stock of Consolidated Edison, Inc. without any fee, commission or charges, other than the purchase price. In addition, Consolidated Edison, Inc. and these affiliated companies can elect to contribute one dollar for each nine dollars invested by a participating employee or board member to the purchase of his or her shares. The Plan was initially effective May 19, 2014, and is herein amended and restated effective May 20, 2024, subject to approval by the Company’s stockholders on the Stockholders’ Approval Date.

ARTICLE 1

Definitions

(a)

“Account” means a custodian account established with the Agent to hold Shares purchased under the Plan, and any Shares transferred to such Account pursuant to Article 12, beneficially owned by a Participant. Such Account shall be an individual Account unless such Participant shall designate in writing that it shall be a joint Account, in which case it shall be a joint Account of such Participant and such other person as such Participant shall have designated. A joint Account may be converted to an individual Account of a Participant who is joint holder of such Account, upon written request signed by such Participant and the other joint holder of such Account. Any transfer taxes payable in connection with a change from individual to joint Account or vice versa will be the responsibility of the Participant. A Participant may not have more than one Account, except that two Participants, each having an Account, may hold one or both of such Accounts jointly. All distributions from a joint Account, whether of cash or Shares, shall be made jointly to the Participant and the other holder of such joint Account. All references in the Plan to distributions to a Participant shall in the case of a joint Account be subject to the preceding sentence. Ineligibility of a Participant to make investments under the Plan shall render the other holder of a joint Account with such Participant likewise ineligible to make investments through such Account.

(b)

“Affiliate” means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code (“Code”)) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(c)	“Agent” means Computershare Inc., or a successor or successors designated by the Plan Director to serve as Agent under the Plan.

(d)	“Amended Effective Date” means the Stockholders’ Approval Date.

(e)

“Anniversary Date” for any Share or fractional Share held in an Account shall mean the first day of the thirteenth month next following the Purchase Period during which such Share or fractional Share was purchased for such Account.

(f)	“Basic Rate of Pay” means in respect of a particular Purchase Period:

(i)	In the case of an Employee compensated on an hourly basis, 40 times his or her basic hourly rate in effect at the beginning of such Purchase Period; and

(ii)	In the case of an Employee compensated on a semi-monthly basis, his or her basic annual rate in effect at the beginning of such Purchase Period, divided by 24.

(g)	“Board of Directors” means the Board of Directors of the Company.

(h)	“CECONY” means Consolidated Edison Company of New York, Inc.

(i)

“Committee” means the Management Development & Compensation Committee of the Board of Directors, any successor committee or such other committee the Board of Directors appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(j)	“Common Shares” means the Company’s common shares, $0.10 par value per share.

(k)	“Company” means Consolidated Edison, Inc.

(l)

“Employee” means any person employed by a Participating Employer: (i) who is an active employee; or (ii) to the extent required under a collective bargaining agreement, who has completed three months of the “on trial” or “probationary” period as of the beginning of a Purchase Period. Employee also means a duly elected or appointed officer of the Company or a Participating Employer. The term “Employee” shall not include a leased employee or a person who has entered into a written contract that provides he or she (a) is an independent contractor and not an employee and/or (b) waives participation in the Plan. An independent contractor shall not be eligible to participate in the Plan during the period the written contract is in effect without regard to whether such person is reclassified as an Employee for such period by the IRS for tax withholding purposes.

(m)

“Investment Funds” means all funds received by the Agent or the Company pursuant to Articles 4(a), 4(b), 5(a), and 5(b), plus the amount of all cash dividends received by the Agent, other than dividends which are to be distributed to Participants in accordance with instructions pursuant to Article 4(c).

(n)	“Non-Employee Director” means a person who is a member of the Board of Directors of the Company, provided that any such person is not otherwise an Employee.

(o)	“Participant” means an Employee or a Non-Employee Director who participates in the Plan.

(p)	“Participating Employer” means the Company and an Affiliate which, with the approval of the Committee, has adopted the Plan for its Employees or Non-Employee Directors.

(q)	“Plan” means the Consolidated Edison Inc. Stock Purchase Plan, as now or hereafter in effect.

(r)

“Plan Director” means the Vice President—Human Resources of CECONY or such other person or persons as may from time to time be designated by the Company or the Chief Executive Officer of CECONY to act as such Plan Director in respect of the Plan. The Plan Director shall serve as such without compensation and at the discretion of the Company or the Chief Executive Officer of CECONY. The Plan Director shall be authorized to act on behalf of the Company and each Participating Employer.

(s)	“Purchase Period” means a calendar month.

(t)

“Shares” means shares of Common Shares of the Company whether newly issued by or purchased directly from the Company, or purchased on any securities exchange on which shares of Common Shares are traded, in the over-the-counter market or in negotiated transactions with parties not affiliated with the Company, and includes both full and fractional Shares unless otherwise specified.

(u)	“Share Price” depends on the source of the Shares and shall be determined in accordance with Article 6.

(v)	“Stockholders’ Approval Date” is the date of the 2024 Annual Meeting at which the Company’s stockholders approve the Plan.

ARTICLE 2

Shares Subject to Plan and Duration

(a)	Term. The Plan shall continue until 10 years after the Stockholders’ Approval Date, unless sooner terminated by the Board of Directors.

(b)

Limitation on Number of Shares. Subject to Article 2(c) and effective on and after the Amended Effective Date, the maximum number of Shares that may be issued under the terms of the Plan shall be ten million (10,000,000) Shares. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Shares to be made available and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate.

(c)

Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares by reason of any stock split, reverse stock split, spinoff, split-off, partial or complete liquidation, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects Shares, if the Committee shall determine that such change equitably requires an adjustment to the limitations on the number of Shares that may be delivered under the terms of the Plan as set forth in Article 2(b) or in the number or kind of Shares that may be delivered under the terms of the Plan, such adjustment to prevent dilution or enlargement of a Participant’s rights under the terms of the Plan shall be made by the Committee in a manner that is proportionate to the change to the Shares and is otherwise equitable, and shall be conclusive and binding for all purposes of the Plan.

ARTICLE 3

Maximum Participant Investment

(a)

With respect to a particular Purchase Period, and subject to Article 7(e), an Employee may invest in the purchase of Shares pursuant to the Plan an amount not in excess of 20% of such Employee’s Basic Rate of Pay, multiplied by the number of pay periods of such Employee ending within such Purchase Period. Notwithstanding anything herein to the contrary, no Employee or a Non-Employee Director may invest more than $25,000 pursuant to the Plan during any calendar year, provided, however, that the amounts invested pursuant to Article 4(c) shall not be subject to any such limits under Article 3(a).

(b)

If at any time it is discovered that a Participant has invested in any Purchase Period an amount in excess of the maximum investment permitted by this Article 3 for such Participant in such Purchase Period, then the maximum investment permitted for such Participant shall thereafter be reduced by subtracting the amount of such excess from the maximum amount which such Participant would otherwise be permitted to invest in the Purchase Period or Purchase Periods next following such discovery, until the aggregate of such reductions shall equal the amount of such excess. In any such case the Participant involved shall be notified by the Plan Director and requested to appropriately restrict or suspend his or her investments under the Plan during such Purchase Period or Purchase Periods. If a Participant repeatedly exceeds the limitations of this Article 3, the Plan Director may, in his or her sole discretion, suspend the eligibility of such Participant for such period as the Plan Director, in his or her sole discretion, may determine. Any such suspension shall have the same effect as a period of ineligibility pursuant to Article 7(e).

ARTICLE 4

Means of Payment of Participant Contributions

Subject to the limitations of Article 3, an Employee may provide funds for the purchase of Shares under the Plan by any one or more of the following methods:

(a)

Payroll Deductions for Employees. On a form provided by a Participating Employer, or in some other means as authorized by the Plan Director, an Employee may authorize payroll deductions to be made which are not less than $2.00 per pay period, but in no case more than 20% of such Employee’s Basic Rate of Pay. An Employee may elect to authorize payroll deduction as a fixed dollar amount or as a percentage of such Employee’s Basic Rate of Pay, unless otherwise determined by the Plan Director. All payroll deductions made by an Employee shall be credited to such Employee’s Account. Payroll deductions shall commence as soon as administratively feasible, but no later than the second Purchase Period after receipt by the Agent of the payroll deduction authorization. Payroll deductions shall continue for successive Purchase Periods until such Employee instructs the Agent to make no further deductions or until such Employee’s participation in the Plan shall be suspended under the provisions of Article 3(b), 7(e) or 8(b), or until his or her status as an Employee ceases, whichever shall first occur. An Employee may change the rate of or terminate his or her payroll deductions in accordance with procedures, if any, implemented by the Plan Director, and such change or termination shall be effective as soon as administratively feasible, but no later than the second Purchase Period after receipt by the Agent of a new authorization to change or terminate such deductions.

(i)	For Shares purchases other than from the Company, the Participating Employer shall pay over the amount of each payroll deduction so authorized to the Agent, for the Account of the Employee.

(ii)

For Shares newly issued by or purchased directly from the Company, the Participating Employer shall pay over the amount of each payroll deduction so authorized to the Company, for the purchase of Shares for the Employee. As promptly as practicable after the last day of the Purchase Period, the Company shall cause the maximum number of whole Shares to be newly issued by or purchased from the Company based on the Share Price as determined by the Agent in accordance with Article 6(c), and will cause these Shares to be sent to the Agent to be allocated to the Employees’ Accounts.

(b)

Cash Payments for Non-Employee Directors. From time to time, but not more frequently than once during each Purchase Period, a Non-Employee Director may deliver to the Agent a money order or check acceptable to, and payable to the order of, the Agent, in an amount in each case not less than $10.00, together with a direction, on a form provided by the Company or the Agent, and acceptable to the Plan Director in his or her sole discretion, to purchase Shares pursuant to the Plan. If such money order or check is received by the Agent from the 1st day to the 15th day of the Purchase Period and is cleared with good funds prior to the 25th day of the Purchase Period, such money order or check shall be applied during that Purchase Period. If such money order or check is received by the Agent after the 15th day of the Purchase Period and is cleared with good funds prior to the 25th day of the next Purchase Period such money order or check shall be applied during the next Purchase Period. If any such money order or check shall prove uncollectible, it shall not be applied to the purchase of Shares.

(c)

Dividend Reinvestment. Unless the Participant otherwise instructs the Agent, the Agent shall apply dividends received with respect to Shares held in his or her Account to the purchase, either from the Company or by the Agent, of additional Shares. However, the Participant may instruct the Agent to distribute to the Participant any such dividends received by the Agent for which the record date has not occurred prior to the Agent’s receipt of such instructions. Any dividends covered by such instructions shall be distributed by the Agent to such Participant as promptly as practicable. Such instructions shall be revocable by the Participant, effective with respect to any dividends for which the record date has not occurred prior to the Agent’s receipt of such revocation.

(d)

No Interest. Except as required by applicable law, there shall be no payment or accrual of interest in respect of payments under the foregoing Articles 4(a), (b) and (c), while held by the Participating Employer, the Company, the Agent, or otherwise.

ARTICLE 5

Participating Employer Contributions

(a)

The Participating Employer shall separately determine, in its sole discretion, whether to make contributions on behalf of its Employees or Non-Employee Directors who participate in the Plan. If the Participating Employer decides to make contributions on behalf of its Employees or Non-Employee Directors, the Participating Employer shall contribute one dollar for every nine dollars contributed by the Employee or Non-Employee Director as set forth in Appendix A. Appendix A, attached and incorporated herein as part of the Plan, shall provide the terms and conditions for such contributions made by the Participating Employer.

(b)

Appendix B, attached and incorporated herein as part of the Plan, sets forth a list of Participating Employers and states whether the Participating Employer has determined to make contributions on behalf of its Employees and Non-Employee Directors.

ARTICLE 6

Purchase of Shares

(a)

Shares Purchased by the Agent. As and when Investment Funds are received by the Agent, the Agent shall promptly, apply such Investment Funds to the purchase of Shares, in one or more transactions, of the maximum number of whole Shares obtainable at the then prevailing prices, brokerage commissions, transfer taxes and service charges incurred in connection with such purchase. Such purchases may be made from the Company, on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions. Shares purchased other than from the Company may be on such terms as to price, delivery and otherwise as the Agent may determine to be in the best interest of the Participants. The Agent shall complete such purchases as soon as practicable after receipt of such Investment Funds, subject to any applicable laws affecting the timing or manner of such purchases. If, for any reason, the Agent is unable, on or before the last day of any Purchase Period, to apply all Investment Funds received by the Agent during such Purchase Period, then any such Investment Funds remaining in any Account at the end of such Purchase Period shall be held by the Agent and applied as soon as practicable in a subsequent Purchase Period or Purchase Periods.

(b)

Shares Purchased from the Company. As and when Investment Funds are received by the Agent, the Company shall, as soon as practicable after the receipt of such Investment Funds, notify the Agent of the amount received so the Agent can allocate such Investment Funds to the Account of each Participant. The Agent shall determine the Purchase Price of all Shares purchased during the Purchase Period in accordance with Article 6(c). As soon as practicable after the last business day of the Purchase Period, the Company shall cause the maximum number of whole Shares to be newly issued by or purchased from the Company based on the Share Price as determined by the Agent and will, or will cause, such Shares to be sent to the Agent to be allocated to Participants’ Accounts. Any Investment Funds remaining with the Company at the end of such Purchase Period shall be held by the Company and applied as soon as practicable in a subsequent Purchase Period or Purchase Periods.

(c)	The price to Participant for Shares purchased will depend on the source of the Shares.

(i)

If the Shares are newly issued or purchased from the Company, a price shall be assigned each Purchase Period for any contribution made by payroll deduction during such Purchase Period, cash contributions received through the 15th day of the Purchase Period, dividends to be reinvested during such Purchase Period, if any, and any related Participating Employer contributions. The price assigned to each such Share will be the closing price of a Share on the last business day of the Purchase Period on which Shares were traded on the New York Stock Exchange.

(ii)

If the Shares are purchased other than from the Company, the purchase price per Share will be the closing stock price of a Share on the last business day of the Purchase Period on which Shares were traded on the New York Stock Exchange.

(d)

Promptly after the end of each Purchase Period, the Agent shall compute the Share Price for such Purchase Period and shall allocate the Shares purchased during such Purchase Period among the Participant’ Accounts by allocating to each Account the number of full and fractional Shares obtained by dividing the Share Price for such Purchase Period into the amount of Investment Funds applied for such Account during such Purchase Period pursuant to Articles 6(a), (b) and (c).

(e)

If all or any portion of the Shares that would otherwise be purchased during a Purchase Period exceeds the number of Shares then available under the Plan (after deduction of all Shares which have been purchased or are then outstanding) or if all or any portion of the Shares cannot reasonably be purchased after the end of the Purchase Period in the sole discretion of the Plan Director because of any other reason, the Plan Director shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Plan Director shall give written notice to each Participant of the reduction in the number of Shares affected thereby and shall similarly reduce the rate of each Employee’s payroll deductions, if necessary, and return any Investment Funds to each affected Participant, if necessary.

(f)

Prior to the time such Shares are allocated to a Participant’s Account, such Participant shall have none of the rights or privileges of a stockholder of the Company with respect to such Shares. Only upon the allocation of Shares to a Participant’s Account (and only in respect to such Shares allocated) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon.

ARTICLE 7

Custody of Shares; Distributions from Accounts

(a)

The Shares purchased under the Plan shall be held in the name and custody of the Agent or a nominee. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Plan Director; such statements may set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant’s account and the remaining cash balance, if any, or any other information as designated by the Committee.

(b)

A Participant may at any time direct to the Agent that some or all of the Shares in his or her Account, both full Shares and any fractional Share, be sold, and the resulting cash proceeds distributed to such Participant.

In any such event, as soon as practicable after receipt by the Agent of such direction by the Participant, such distribution, or sale and distribution, shall be made by the Agent, whose judgment as to the terms of any such sale shall be conclusive and binding. All cash distributions, whether in respect of sales of full Shares or fractional Shares, shall be net of any brokerage commissions, transfer taxes and service charges incurred in connection with such sales.

(c)

No Shares held in an Account may be assigned, pledged or hypothecated in any manner prior to distribution from such Account of the related Share certificates. Neither may any interest of a Participant in or under the Plan be assigned, pledged or hypothecated in any manner otherwise than by will or the laws of descent and distribution.

(d)	Subject to Article 1(a), all Share certificates distributed pursuant to this Article 7 shall be in the name of the respective Participant.

(e)

Subject to Article 12(c) and this Article 12(e), a Participant shall at all times have the right to have all of the Shares in his or her Account distributed or sold in accordance with Article 7(b). A Participant shall not direct that a Share or fractional Share in his or her Account be so distributed or sold prior to the Anniversary Date of such Share or fractional Share. If a Participant directs that a Share or fractional Share in his or her Account be so distributed or sold prior to the Anniversary Date of such Share or fractional Share, such Participant shall thereafter be ineligible (effective as of the first day of the Purchase Period next succeeding such distribution or sale) to make further investments under the Plan until the Anniversary Date of the most recently acquired Share or fractional Share sold or distributed from such Participant’s Account pursuant to Article 7(b) shall occur. In the event of such ineligibility:

(i)

Any authorization for payroll deductions given by such Participant pursuant to Article 4(a) shall thereupon be revoked, such Participant shall be deemed to have given instructions to distribute dividends pursuant to Article 4(c), any Investment Funds held in such Participant’s Account shall be applied to purchase Shares in the next Purchase Period but no further contributions pursuant to Article 4(b) shall be accepted during such ineligibility.

(ii)	Any full or fractional Shares remaining in such Participant’s Account shall remain in such Account unless and until disposed of in accordance with Articles 7(b), 8(a), 11(a) or 12(c).

(iii)

The Participant may conclusively rely on the information furnished by the Agent, for the purpose of determining the number of Shares in such Participant’s Account for which the Anniversary Date has occurred. Any direction for the sale or distribution of Shares pursuant to Article 7(b) shall be satisfied first from those Shares in such Account for which the Anniversary Date has at the time occurred, unless the Participant otherwise expressly directs by providing written notice to the Agent in accordance with procedures established by the Plan Director. Upon application by a Participant, the Plan Director may, for good cause shown, waive all or any part of any period of ineligibility which would otherwise result under this Article 7(e) from a sale or distribution of a specified Share or Shares from such Participant’s Account. Such waiver shall be within the sole discretion of the Plan Director, whose decision on any such application shall be final.

(iv)

The concept of “Anniversary Date” shall only apply to Shares of those Employees or Non-Employee Directors of the Participating Employer who has determined to make contributions on behalf of its Employees or Non-Employee Directors.

ARTICLE 8

Termination of Status as Employee or Non-Employee Director; Leave of Absence

(a)

Subject to Article 1(a), when a Participant’s status as an Employee or as a Non-Employee Director ceases, any fractional Share in such Participant’s Account shall be sold and the proceeds thereof, together with all full Shares in such Participant’s Account, shall be distributed to such Participant (or in the event of death or disability, to his or her legal representatives), without the necessity of any request by or on behalf of the Participant under Article 7(b), as soon as practicable after receipt by the Agent of notice of such change of status, unless the Agent receives, within 30 days after such change of status and prior to any such distribution, an election by such former Participant (or his or her legal representatives as aforesaid), to have such full Shares sold and the resulting cash proceeds distributed. The judgment of the Agent as to the terms of any such sale shall be conclusive and binding. All cash distributions, whether in respect of sale of full Shares or fractional Shares, shall be net of any brokerage or commissions, transfer taxes, and service charges incurred in connection with such sales. Any Investment Funds held in such Participant’s Account that have not been applied to purchase Shares shall also be distributed to such Participant (or in the event of death or disability, to his or her legal representatives).

(b)	Notwithstanding anything herein to the contrary, a Participant’s change in status from Employee to Non-Employee Director or vice versa shall not be treated as a termination under the Plan.

(c)

An Employee on an unpaid leave of absence shall be ineligible (effective as of the first day of the first Purchase Period beginning during such an unpaid leave of absence) to make further investments under the Plan until the termination of such an unpaid leave of absence. Such ineligibility shall have the same effects as a period of ineligibility arising under Article 7(e).

ARTICLE 9

Stock Dividends and Stock Splits; Rights Offerings;

Other Non-Cash Distribution

(a)

Any Shares received as stock dividends or split shares distributed by the Company on full or fractional Shares acquired under the Plan for a Participant will be credited to the Participant’s Account. The Anniversary Date of any Share so received shall be that of the Share in respect of which it shall be received.

(b)

If the Company should determine to offer securities through the issuance of rights to subscribe, warrants representing the rights on all Shares registered in the name of the Agent (or a nominee) will be issued to the Agent. Except as provided in the last three sentences of this Article 9(b), the Agent shall sell such rights and distribute the proceeds among the Participants in proportion to the full and fractional Shares held in each Participant’s Account on the record date for such rights. Any Participant who wishes to exercise subscription rights on his or her Shares acquired under the Plan shall, prior to the record date for any such rights, provide written notice to the Agent in accordance with procedures established by the Plan Director of such desire and make arrangements, satisfactory to the Company and the Agent, to provide the Agent with funds to exercise such rights. Any Shares so purchased shall be allocated to such Participant’s Account and any other securities so purchased shall be delivered to such Participant. No contribution shall be made under the Plan by the Participating Employer in connection with any such exercise of rights.

(c)

Any non-cash distribution which the Company may make in respect of Shares held by the Agent for the Accounts of Participant, except a distribution subject to Articles 9(a) or (b), shall, to the extent practicable, be distributed in kind to the Participant in proportion to the respective numbers of Shares in their Accounts. To the extent that such a distribution in kind is not practicable, such non-cash distribution shall be sold and the proceeds distributed in like manner.

ARTICLE 10

Voting of Shares

Each Participant shall be provided with the opportunity to direct the manner in which any Shares held in such Participant’s Account are to be voted and appropriate procedures shall be established to enable the Participant to exercise such right. The Company shall provide, or cause to be provided, to each Participant for whose account Shares are held under the Plan a copy of all proxy statements and annual, quarterly and other reports distributed by the Company to holders of record of Shares.

ARTICLE 11

Termination and Modification;

Responsibility of Company, the Committee and Plan Director

(a)

The Board of Directors (or the Committee or any other duly authorized committee) shall have the power to suspend, terminate, amend, freeze or otherwise modify the Plan and the Chief Executive Officer, the President-Shared Services, the Chief Financial Officer, the Vice President-Human Resources and the Treasurer of the CECONY are each authorized to make such changes from time to time to the Plan as such officer may approve as necessary or desirable to comply with law or to facilitate the administration of the Plan. No such suspension, termination, amendment or modification shall restrict the right of any Participant to withdraw all full Shares held in his or her Account, and to receive the net proceeds, after expenses of sale, of any fractional Share held in such Account. All participating Participants shall be given notice of any such suspension, termination, amendment or modification at least 30 days prior to the effective date thereof. Termination of the Plan shall have the same effects, with respect to each Participant, as are provided for in Article 8(a) in the event of termination of such Participant’s status as an Employee or as a Non-Employee Director, subject to Article 8(b).

(b)

Any Affiliate may adopt the Plan with the consent of the Committee; provided, however, that the Chief Executive Officer, the President-Shared Services, the Chief Financial Officer, the Vice President-Human Resources and the Treasurer of the CECONY shall each have authority to permit participation in the Plan by an Affiliate on such terms and conditions as such officer may approve. Upon the effective date of the adoption of the Plan by an Affiliate, the Affiliate shall become a Participating Employer. Each Participating Employer shall be named in Appendix B. A Participating Employer may terminate its participation in the Plan upon appropriate action.

(c)

The Company, Participating Employer(s), the Committee and the Plan Director shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim for delay in paying funds over to the Agent for the Account of a Participant.

ARTICLE 12

Administration, Operation and General Provisions

(a)	Plan Administration.

(i)

The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, including, without limitation, rules relating to the cancellation of Participant elections to purchase Shares, to interpret, construe or implement the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable, and correct any defect, supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. All interpretations and determinations of the Committee shall be made in its sole discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(ii)

The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to Participants and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and Common Shares purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Shares, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(iii)

The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving the Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

(iv)

To the fullest extent not prohibited by law, the Committee shall have the authority to delegate some or all of its authority with respect to the Plan, as it may deem advisable to one or more of its members or to any officers or directors of the Company or any other person or committee designated by the Committee. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any person, and the Committee may at any time rescind the authority delegated to any person and delegate authority to one or more other persons. At all times, any person delegated authority pursuant to this Article 12(a)(iv) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each and all such persons

(b)

Expenses of Plan. Except as otherwise provided in the Plan, the Participating Employer shall pay all expenses in connection with administration of the Plan, including, without limitation, the fees and expenses of the Agent applicable to its Participants.

(c)

Recoupment of Company Overpayments. Notwithstanding anything in the Plan to the contrary, if at any time it is discovered that through error, inadvertence, mistake or for any other reason, the Participating Employer has paid over to the Agent or the Company for the Account of a Participant an amount which is in excess of the amount which should have been paid over for such Account, pursuant to Article 5 and Appendix A, or if it shall be discovered that an amount paid over to the Agent or the Company pursuant to Article 4(a) was in excess of the pay due such Participant (net of all other deductions) from which such amount was to have been deducted, and if such overpayment shall be discovered and notice given to the Agent prior to the application of such overpayment by the Agent or the Company to the purchase of Shares, the Agent shall promptly return the amount of such overpayment to the Participating Employer.

(d)	Agent’s Tenure and Responsibility.

(i)

The Agent may resign at any time by delivering its written resignation to Plan Director, and the Plan Director may remove the Agent at any time by delivering to the Agent a written notice of removal; provided that such resignation or removal shall not take effect until the effective date of an appointment of a successor Agent. A successor Agent may be appointed by the Plan Director upon notice to the incumbent Agent.

(ii)

The Agent shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims with respect to the prices at which Shares are purchased or sold for Participants’ Accounts.

(e)	Application of Funds. All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

(f)

Government Approvals or Consents. The Plan and any offerings and sales to Participants under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority.

(g)

Notices. All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first- class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

(h)	Regulations and Other Approvals; Governing Law.

(i)

The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(ii)

All elections and transactions involving Shares under the Plan by Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, are intended to be exempt under such section as a result of the Plan’s satisfaction of the coverage and participation standards of Section 410 of the Code.

(iii)

Participants’ purchases or other transactions under the Plan shall comply with, and may not violate, any applicable laws, rules or regulations or any applicable policies adopted by the Company from time to time, including, without limitation, the Company’s insider trading policies. The obligation of the Company to sell or deliver Shares with respect to Shares purchased under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company shall not be obligated to issue any Shares to a Participant if, in the opinion of counsel for the Company, the issuance of such Shares will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(iv)	The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Sections 401(a) or 423 of the Code.

(i)

Taxes. Notwithstanding anything herein to the contrary, the Company shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Shares pursuant to the Plan. Notwithstanding anything herein to the contrary, if applicable, the Company may require an Employee to remit an amount equal to the required withholding amount and may invalidate any purchase if the Employee does not remit applicable withholding taxes. Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding obligation with regard to any Employee may be satisfied by: (i) reducing the number of shares of Common Shares otherwise deliverable to the Employee; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Employee paying cash directly to the Company. The Company shall impute income to Participants with respect any Participating Employer contributions allocated to a Participant’s Account, as may be required by applicable U.S., state and local tax law, as determined by the Committee in its sole discretion.

(j)

Restrictions. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or any national securities association system upon whose system the Common Shares are then quoted, any applicable federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(k)	No Rights to Continued Employment or Service.

(i)

Participating in the Plan shall not constitute a contract of employment between the Company and any person and shall not be deemed to be consideration for, or a condition of, continued employment or service of any person or affect any right of the Company to terminate any Employee’s employment or Non-Employee Director’s service.

(ii)

Nothing contained in the Plan shall be deemed to confer upon any director any right to remain a member of the Board of Directors or of the board of directors or analogous governing body of an Affiliate or in any way limit the right of a Company’s stockholders to terminate or fail to renominate or reelect any director as a member of a board of directors.

(l)

Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(m)

Construction. The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

(n)

Electronic Elections, Purchases, Transactions and Deliveries. Any election, purchase or other transaction hereunder that is required to be made in writing may, to the extent determined by the Plan Director, be made, delivered and accepted electronically. The Company may, in its sole discretion, deliver any documents related to the Plan, Shares or fractional Shares by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By participating in the Plan, the Participant is deemed to consent to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

APPENDIX A

EMPLOYER CONTRIBUTIONS

(a)

This Appendix A applies to any Participating Employer listed in Appendix B who has determined to make contributions to the Plan for the account of its Employees and Non- Employee Directors who participate in the Plan.

(b)

At the time the Participating Employer pays over to the Agent or the Company any amount for the Account of a Participant pursuant to Article 4(a) Payroll Deductions of the Plan, the Participating Employer shall concurrently pay over to the Agent or the Company for the Account of the Participant an additional amount equal to one dollar for every nine dollars contributed by such Participant.

(c)

If the Shares are newly issued or purchased from the Company, a price shall be assigned each Purchase Period for any contribution made by payroll deduction during such Purchase Period, cash contributions received through the 15th of the Purchase Period, dividends to be reinvested during such Purchase Period, if any, and any related company contributions. The price assigned to these contributions will be the closing stock price on the last business day of the Purchase Period at which Shares were traded on the New York Stock Exchange.

(d)

Not less than 10 business days after each dividend record date in respect of Shares, the Agent shall advise the Participating Employer of the amount of dividends to be received by the Agent for the Account of each Participant on the corresponding dividend payment date, excluding those dividends for which the Agent has received instructions pursuant to Article 4(c) Dividend Reinvestments of the Plan. On such dividend payment date the Participating Employer shall pay over to the Agent or the Company, for the Account of each such Participant, an amount equal to one-ninth of the amount of such dividends to be received by the Agent on such date for such Account.

(e)

The Participating Employer shall, promptly upon request by the Agent, reimburse or provide funds to the Agent for the payment of brokerage commissions and other reasonable expenses of purchase incurred by the Agent pursuant to Article 6.

APPENDIX B

PARTICIPATING EMPLOYERS

(a)	Consolidated Edison, Inc. has made contributions on behalf of its Non-Employee Directors since the Plan’s inception.

(b)	Consolidated Edison Company of New York, Inc. has made contributions on behalf of its Employees since the Plan’s inception.

(c)

Orange and Rockland Utilities, Inc. became a Participating Employer in the Plan effective as of May 1, 2000, and has determined effective January 1, 2005, to make contributions on behalf of its Employees.

(d)

Consolidated Edison Transmission, Inc. became a Participating Employer in the Plan effective as of January 1, 2017, and its Employees shall be subject to the same terms and conditions as other Employees in the Plan.